UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2010

BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2010, Phillip J. Keller was appointed Principal Accounting Officer of BioScrip, Inc. (“BioScrip”).   Mr. Keller, 44, joined BioScrip in 2007 as Vice President of Finance and was appointed Senior Vice President, Finance in February 2010.  Prior to joining BioScrip, from 2000 to 2007 Mr. Keller was Vice President of Finance and Chief Financial Officer of DMI Furniture, Inc.  There was no arrangement or understanding between Mr. Keller and any other persons pursuant to which Mr. Keller was appointed Principal Accounting Officer and there are no related party transactions between Mr. Keller and BioScrip.  There is no family relationship between Mr. Keller and any director, executive officer, or person nominated or chosen by BioScrip to become a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: July 28, 2010		/s/ Barry A. Posner
	By:	Barry A. Posner
Executive Vice President, Secretary and General Counsel